EXHIBIT 21
SUBSIDIARIES OF WESTLAKE *

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Names Doing Business

North American Pipe Corporation	Delaware	North American Pipe Corporation and NAPCO

North American Specialty Products LLC	Delaware	North American Specialty Products LLC

Vinnolit Benelux-France B.V.B.A.	Dendermonde, Belgium	Vinnolit Benelux-France B.V.B.A.

Vinnolit GmbH & Co. KG	Ismaning, Germany	Vinnolit GmbH & Co. KG

Vinnolit Hillhouse Ltd.	Lancashire, England	Vinnolit Hillhouse Ltd.

Vinnolit Italia S.r.L.	Milan, Italy	Vinnolit Italia S.r.L.

Vinnolit Ltd.	United Kingdom	Vinnolit Ltd.

Vinnolit Schkopau GmbH	Ismaning, Germany	Vinnolit Schkopau GmbH

Westech Building Products, Inc.	Delaware	Westech Building Products, Inc.

Westech Building Products ULC	Canada	Westech Building Products ULC and Westech Building Products Limited

Westlake Chemical OpCo LP	Delaware	Westlake Chemical OpCo LP

Westlake Chemical Partners LP	Delaware	Westlake Chemical Partners LP

Westlake Germany GmbH & Co. KG	Ismaning, Germany	Westlake Germany GmbH & Co. KG

Westlake Longview Corporation	Delaware	Westlake Longview Corporation

Westlake Management Services, Inc.	Delaware	Westlake Management Services, Inc.

Westlake Petrochemicals LLC	Delaware	Westlake Petrochemicals LLC, Westlake Petrochemicals LP and WPE

Westlake Polymers LLC	Delaware	Westlake Polymers LLC, Westlake Polymers LP and WPE

Westlake PVC Corporation	Delaware	Westlake PVC Corporation

Westlake Styrene LLC	Delaware	Westlake Styrene LLC and Westlake Styrene LP

Westlake Supply and Trading Company	Delaware	Westlake Supply and Trading Company

Westlake Vinyls Company LP	Delaware	Westlake Vinyls Company LP

Westlake Vinyls, Inc.	Delaware	Westlake Vinyls, Inc., Westlake Monomers and WCAO

WPT LLC	Delaware	WPT LLC and WPT LP

Suzhou Huasu Plastics Co., Ltd. **	People’s Republic of China	Suzhou Huasu Plastics Co., Ltd. and Huasu

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*
Westlake has elected to omit the names of certain subsidiaries. None of the omitted subsidiaries, considered either alone or together with the other omitted subsidiaries of its immediate parent, constitutes a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.

**	Westlake owns 59% of this entity but accounts for it using the equity method.